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                                                                    EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements on Form S-8 (Nos.333-17565, 333-33475 and 333-44371) of Renaissance Worldwide,
Inc., of our report on The Hunter Group, Inc. and Subsidiaries as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, dated February 14, 1997, except for Note 3 as to which the date is September 30, 1997, and Note 11, as to which the date is November 26, 1997, appearing on page 17 of this Form 8-K.


PricewaterhouseCoopers LLP
Baltimore, Maryland
November 5, 1998